Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 18, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Home Inns & Hotels Management Inc. and our report dated April 18, 2008 relating to the combined financial statements of Shanghai Chuwen Investment Holding Co., Ltd. and Hong Kong Ai Home Investment Company, included in Home Inns & Hotels Management Inc’s Annual Report on Form 20-F for the year ended December 31, 2007. We also consent to the references to us under the headings “Our Selected Consolidated Financial Data” and “Home Inns Beijing’s Selected Consolidated Financial Data” appear in Home Inns and Hotels Management Inc’s Annual Report on Form 20-F incorporated in this Registration Statement by reference and under the heading “Experts” in this Registration Statement.

Shanghai, People’s Republic of China

April 22, 2008